Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-79826 on Form S-8 of Newfield Exploration Company, of our report dated May 30, 2006, appearing in this Annual Report on Form 11-K of the Newfield Exploration Company 401(k) Plan (the “Plan”) for the year ended December 31, 2005.

                        /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
June 21, 2006